Exhibit 10.16

FORM OF CONTRIBUTION AGREEMENT

This Contribution Agreement (the “Agreement”) is made as of June 17, 2019, by and among Odyssey Semiconductor, Inc., a Delaware corporation (“Odyssey”), and Richard J. Brown and James R. Shealy (collectively, the “Transferors”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties.”

Recitals

A. The Transferors are the owners of all of the membership interests (the “Contributed Property”) of JR2J, LLC, a New York limited liability company (“JR2J”), each owning 50% of the Contributed Property.

B. The Transferors desire to contribute the Contributed Property to Odyssey solely in exchange for Five Million Three Hundred and Sixteen Thousand Six Hundred and Sixty Seven (5,316,667) shares (the “Shares”) of the common stock of Odyssey, par value $0.001 per share (“Common Stock”).

C. Odyssey desires to receive and to acknowledge the receipt of the Contributed Property from the Transferor and, in exchange therefore, to issue the Shares to the Transferors.

NOW THEREFORE, in consideration of the promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Contribution. As of the date of this Agreement, the Transferors hereby contribute, assign, transfer and deliver the Contributed Property to Odyssey.

2. Issuance of Common Stock. In consideration of the contribution, assignment, transfer and delivery of the Contributed Property by the Transferors, Odyssey shall issue the Shares to the Transferors as set forth on Schedule A attached to this Agreement. Upon issuance, the Shares shall be validly issued, fully paid and nonassessable.

3. Acceptance and Acknowledgment. Odyssey hereby accepts and acknowledges the contribution, assignment, transfer and delivery of the Contributed Property by the Transferors as specified in Section 1 above.

4. Representations of Transferors. Each of the Transferors, solely as to his membership interest in JR2J, hereby represents that he has the right and power to contribute, assign, transfer and deliver the Contributed Property to Odyssey.

5. Representations of Odyssey. Odyssey hereby represents that (i) it has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares, in accordance with the terms hereof; (ii) the execution and delivery by Odyssey of this Agreement and the consummation by it of the transactions contemplated hereby, including, without limitation, the issuance of the Shares, have been, or will be at the time of execution of the Agreement and the issuance of the Shares, duly authorized by the Board of Directors of Odyssey, and no further consent or authorization is, or will be at the time of execution of this Agreement and the issuance of the Shares, required by Odyssey, its Board of Directors or its stockholders; (iii) it has adequate number of authorized shares of Common Stock to issue the Shares; and (iv) it is a subchapter C corporation under the Internal Revenue Code of 1986, as amended (the “Code”).

6. Tax Consequences. The Parties to this Agreement intend that the contribution, assignment, transfer and delivery of the Contributed Property solely in exchange for the Shares of Odyssey under this Agreement shall qualify as a nontaxable transfer under Section 351 of the Code. This Agreement shall be strictly interpreted to assure such qualification.

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7. Assignment and Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of each of the other Parties. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

8. Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdictions other than those of the State of New York.

[signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

Odyssey Semiconductor, Inc.

By: _____________________

Name:

Title:

Transferors:

By: ________________________

Name: Richard J. Brown

By: ________________________

Name: James R. Shealy

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Schedule A

Issuance of Shares

Shareholder	Number of Shares of Common Stock
Richard J. Brown	2,658,334
James R. Shealy	2,658,333

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